EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Country/State of Incorporation	Doing Business As

Allsteel Inc.	Illinois	Allsteel Inc.; HNI One

Maxon Furniture Inc.	Iowa	Maxon Furniture Inc.

The Gunlocke Company L.L.C.	Iowa	The Gunlocke Company L.L.C.

Hearth & Home Technologies LLC	Iowa	Hearth & Home Technologies

HNI Asia L.L.C.	Iowa	HNI Asia L.L.C.

HFM Partners	Iowa	HFM Partners

HNI Services LLC	Iowa	HNI Services LLC

The HON Company LLC	Iowa	The HON Company LLC

HON INDUSTRIES (Canada) Inc.	Canada	HON INDUSTRIES (Canada) Inc.

HNI International Inc.	Iowa	HNI International Inc.

HNI International (Mexico) L.L.C.	Iowa	HNI International (Mexico) L.L.C.

HNI Middle East DMCC	Dubai	HNI Middle East DMCC

HNI Technologies Inc.	Iowa	HNI Technologies Inc.

HNI Holdings Inc.	Iowa	HNI Holdings Inc.

Pearl City Insurance Company	Vermont	Pearl City Insurance Company

HON Internacional de Mexico S.de R.L.de C.V.	Mexico	HON Internacional de Mexico S.de R.L.de C.V.

HON Internacional Servicios de Mexico, S.de R.L. de C.V.	Mexico	HON Internacional Servicios de Mexico, S.de R.L. de C.V.

Paoli LLC	Iowa	Paoli LLC

HHT L.L.C.	Washington	HHT L.L.C.

HNI International (Puerto Rico) L.L.C.	Iowa	HNI International (Puerto Rico) L.L.C.

Hickory Business Furniture, LLC	North Carolina	Hickory Business Furniture, LLC

Commercial Office Interiors LLC	Delaware	Commercial Office Interiors LLC

Contract Resource Group LLC	Delaware	Contract Resource Group LLC

Wilson Office Interiors LLC	Delaware	Wilson Office Interiors LLC

Connect People & Space LLC	Delaware	Connect People & Space LLC

Subsidiary	Country/State of Incorporation	Doing Business As

IAW LLC	Delaware	IAW LLC; Ivan Allen Workspace

Amovo Workplace Environments Inc.	Canada	Amovo Workplace Environments Inc.

HNI Asia Technology Services (Shenzhen) Limited	PRC	HNI Asia Technology Services (Shenzhen) Limited

HNI Hong Kong Limited	Hong Kong	HNI Hong Kong Limited

Dongguan Lamex Furniture Co. Ltd.	PRC	Dongguan Lamex Furniture Co. Ltd.

Global Known Ltd.	Hong Kong	Global Known Ltd.

Lamex Trading Co. Ltd.	Hong Kong	Lamex Trading Co. Ltd.

Lamex China Investment Ltd.	Hong Kong	Lamex China Investment Ltd.

Sagus International, Inc.	Delaware	Sagus International, Inc.

ADMC, Inc.	Texas	ADMC, Inc.

Midwest Folding Products Corp.	Delaware	Midwest Folding Products Corp.

HBF Asia Pacific Limited	Hong Kong	HBF Asia Pacific Limited

HNI Singapore Private Limited	Singapore	HNI Singapore Private Limited

BP Ergo Limited	India	BP Ergo Limited

Monessen Holding Company LLC	Delaware	Monessen Holding Company LLC

Monessen Hearth Systems Company, LLC	Kentucky	Monessen Hearth Systems Company, LLC; Vermont Castings Group

Monessen Hearth Canada, Inc.	Canada	Monessen Hearth Canada, Inc.

OFM, LLC	Delaware	OFM, LLC; Essentials by OFM

Delve Interiors, LLC	Delaware	Delve Interiors, LLC

Interior Construction Services, LLC	Minnesota	Interior Construction Services, LLC